Exhibit 5.1

300 East Lombard Street, 18th Floor

Baltimore, MD 21202-3268

TEL 410.528.5600

FAX 410.528.5650

www.ballardspahr.com

June 21, 2013

Excel Trust, Inc.

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

Re:	Excel Trust, Inc., a Maryland corporation (the “Company”), and Excel Trust, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”) - Registration Statement on Form S-3 pertaining to $700,000,000 maximum aggregate offering price of: (i) debt securities of the Company (the “Company Debt Securities”); (ii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iv) fractional shares of Preferred Stock represented by depositary shares (“Depositary Shares”); (v) warrants (“Warrants”) to purchase Company Debt Securities, shares of Common Stock, shares of Preferred Stock or Depositary Shares; (vi) rights (“Rights”) to purchase shares of Common Stock or shares of Preferred Stock; (vii) debt securities of the Operating Partnership (the “OP Debt Securities”); (viii) guarantees by the Company of OP Debt Securities (the “Guarantees”); and (ix) units (“Units”) consisting of any combination of the foregoing securities

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration by the Company of the Company Debt Securities, shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Rights, Units and Guarantees (collectively, the “Company Securities”) and the registration by the Operating Partnership of the OP Debt Securities (the OP Debt Securities together with the Company Securities, each a “Security” and, collectively, the “Securities”) under the Securities Act of 1933, as amended (the “Act”), on Form S-3, filed or to be filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)

the corporate charter of the Company (the “Charter”) consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on December 15, 2009, Articles of Amendment and Restatement filed with the Department on April 15, 2010, Articles Supplementary

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BALLARD SPAHR LLP

Excel Trust, Inc.

June 21, 2013

filed with the Department on January 28, 2011 and Articles Supplementary filed with the Department on January 30, 2012;

(ii)	the Bylaws of the Company, as adopted as of December 16, 2009, as amended and restated pursuant to the Amended and Restated Bylaws of the Company, on or as of April 15, 2010 (the “Bylaws”);

(iii)	the Written Consent of Board of Directors in Lieu of Organizational Meeting of the Company, dated as of December 16, 2009 (the “Organizational Minutes”);

(iv)	resolutions adopted by the Board of Directors of the Company dated as of June 14, 2013 (the “Directors’ Resolutions”);

(v)	a certificate of S. Eric Ottesen, Senior Vice President, Secretary and General Counsel of the Company, dated as of a recent date (the “Officer’s Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer’s Certificate;

(vi)	the Registration Statement and the related form of prospectus included therein (the “Prospectus”), in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vii)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(viii)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any instrument, document or agreement is legally competent to do so;

(c)

any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such

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Excel Trust, Inc.

June 21, 2013

documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original Documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	all certificates submitted to us, including but not limited to the Officer’s Certificate, are true and correct, both when made and as of the date hereof;

(e)	the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale (and execution and delivery, if applicable) of the Company Securities by the Company and the OP Debt Securities by the Operating Partnership in accordance with the procedures set forth in paragraphs 2, 3, 4, 5, 6, 7, 8, 9 and 10 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law;

(f)	the number of shares of Preferred Stock of each series and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Preferred Stock of such series and the number of shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants or Rights) of any Securities offered and sold subsequent to the date hereof, and the number of shares of Preferred Stock of such series represented by Depositary Shares to be offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock of such series, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock of such series and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into, or exchanged or exercised for, shares of Common Stock or shares of Preferred Stock of such series, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock of such series and shares of Common Stock, respectively, are issued pursuant to the conversion, exchange or exercise of such Securities;

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Excel Trust, Inc.

June 21, 2013

(g)	none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of such Security established subsequent to the date hereof, nor the form of certificate, receipt or other instrument or document evidencing such Security approved subsequent to the date hereof, will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(h)	the form of certificate, receipt or other instrument or document representing the Company Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(i)	none of the Company Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock, or any other securities of the Company, issuable upon the conversion or exchange (or exercise in the case of Warrants or Rights) of any Securities, will be issued or sold in violation of any restriction or limitation on ownership and transfer contained in the Charter, or to an Interested Stockholder of the Company or any Affiliate thereof, as such terms are defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law;

(j)	all Depositary Shares to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding deposit agreement or other instrument, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; all Warrants to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding warrant agreement or other instrument, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; all Rights to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding rights agreement or other instrument, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; all Units to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding unit agreement or other instrument, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; all Company Debt Securities and all OP Debt Securities to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding indenture or other instrument, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; and

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Excel Trust, Inc.

June 21, 2013

(k)	prior to or contemporaneous with the authorization, execution and delivery of any Guarantees by the Company subsequent to the date hereof, the issuance, execution and delivery by the Operating Partnership of the OP Debt Securities to which such Guarantees relate will have been duly authorized by all necessary limited partnership action on the part of the Operating Partnership, and such OP Debt Securities will have been duly issued, executed and delivered by, and will be the valid and legally binding obligation of, the Operating Partnership.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration per share set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

3.

Upon: (a) designation by the Board of Directors of one or more series of Preferred Stock to distinguish each such series from any other outstanding series of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, and (f) reservation and due authorization by the Board of Directors of any shares of Common Stock issuable upon conversion or exchange of such series of Preferred Stock in accordance with the procedures set forth in Paragraph 2 above, respectively, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such series of Preferred Stock, and when such shares of such series of Preferred

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Excel Trust, Inc.

June 21, 2013

Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

4.	Upon completion of the procedures set forth in paragraph 3 above for the issuance of shares of any series of Preferred Stock, and approval of a deposit agreement and due authorization by the Board of Directors of the delivery of Depositary Shares pursuant to such deposit agreement, due execution of such deposit agreement on behalf of the Company, and compliance with the conditions established by the Board of Directors for the delivery of the Depositary Shares, such Depositary Shares may be delivered by or on behalf of the Company, and the shares of Preferred Stock of such series of Preferred Stock represented by the Depositary Shares, when issued and delivered against payment of the consideration therefor as set by the Board of Directors, will be validly issued, fully paid and non-assessable.

5.

The Company has the corporate power to create the obligation to be evidenced by the Company Debt Securities, and upon: (a) designation and titling by the Board of Directors of the Company Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of any Company Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of any such Company Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any indenture or other instrument relating to the Company Debt Securities; (e) due authorization by the Board of Directors of the execution and delivery of one or more certificates of officer, each dated as of a date prior to the issuance of the Company Debt Securities to which it relates; (f) due authorization by the Board of Directors of such Company Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (g) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of any series of Preferred Stock issuable upon conversion or exchange of the Company Debt Securities in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively; due authorization by the Board of Directors of any Company Debt Securities of another series issuable upon conversion or exchange of the Company Debt Securities in accordance with the procedures set forth in this Paragraph 5; due authorization by the Board of Directors of any other securities of the Company issuable upon conversion or exchange of the Company Debt Securities in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors; and/or due authorization by the Company, in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, of any securities of the Operating Partnership issuable upon conversion or exchange of the Company Debt Securities in accordance

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Excel Trust, Inc.

June 21, 2013

with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by or on behalf of the Operating Partnership, at a minimum price or value of consideration to be set by or on behalf of the Operating Partnership, all necessary corporate action on the part of the Company will have been taken to authorize such Company Debt Securities.

6.	Upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any warrant agreement or other instrument relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of any series of Preferred Stock issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively; due authorization by the Board of Directors of any Depositary Shares issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraph 4 above; and/or due authorization by the Board of Directors of any Company Debt Securities issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraph 5 above, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Warrants.

7.	Upon: (a) designation and titling by the Board of Directors of the Rights; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any rights agreement or other instrument relating to the Rights; (c) setting by the Board of Directors of the number of Rights to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Rights; (e) due authorization by the Board of Directors of the Rights for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of any series of Preferred Stock issuable upon exercise of the Rights in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Rights.

8.

Upon: (a) designation and titling by the Board of Directors of the Units; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any unit agreement or other instrument relating to the Units; (c) setting by the Board of Directors of the number of Units to be issued; (d)

BALLARD SPAHR LLP

Excel Trust, Inc.

June 21, 2013

establishment by the Board of Directors of the terms, conditions and provisions of the Units; (e) due authorization by the Board of Directors of the Units for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of any series of Preferred Stock comprising the Units in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively; due authorization by the Board of Directors of any Depositary Shares comprising the Units in accordance with the procedures set forth in Paragraph 4 above; due authorization by the Board of Directors of any Company Debt Securities comprising the Units in accordance with the procedures set forth in Paragraph 5 above; due authorization by the Board of Directors of any Warrants comprising the Units in accordance with the procedures set forth in Paragraph 6 above; due authorization by the Board of Directors of any Rights comprising the Units in accordance with the procedures set forth in Paragraph 7 above; due authorization by the Board of Directors of any Guarantees comprising the Units in accordance with the procedures set forth in Paragraph 10 below; and/or due authorization by the Company, in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, of any OP Debt Securities comprising the Units in accordance with the procedures set forth in Paragraph 9 below, all necessary corporate action on the part of the Company will have been taken to authorize such Units.

9.

Upon: (a) designation and titling by the Board of Directors of the OP Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of such OP Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of such OP Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the form, terms, execution and delivery of an indenture or other similar instrument relating to the OP Debt Securities; (e) due authorization by the Board of Directors of such OP Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of Preferred Stock issuable upon conversion or exchange of the OP Debt Securities in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively; due authorization by the Board of Directors of any OP Debt Securities of another series issuable upon conversion or exchange of the OP Debt Securities in accordance with the procedures set forth in this Paragraph 9; due authorization by the Board of Directors of any other securities of the Company issuable upon conversion or exchange of the OP Debt Securities in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors; and/or due authorization by the Company, in its capacity as general partner of the Operating Partnership on behalf of the Operating

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Excel Trust, Inc.

June 21, 2013

Partnership, of any securities of the Operating Partnership issuable upon conversion or exchange of the OP Debt Securities in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by or on behalf of the Operating Partnership, at a minimum price or value of consideration to be set by or on behalf of the Operating Partnership, all necessary corporate action on the part of the Company, in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, will have been taken to authorize such OP Debt Securities.

10.	The Company has the corporate power to enter into Guarantees, and upon: (i) completion by the Company, in its capacity as general partner of the Operating Partnership on behalf of the Operating Partnership, of the procedures set forth in Paragraph 9 above for authorization of the OP Debt Securities to which such Guarantees relate; (ii) due authorization and approval by the Board of Directors of the Guarantees relating to such OP Debt Securities; and (iii) compliance with the conditions established by the Board of Directors for delivery of such Guarantees, such Guarantees will have been duly authorized by all necessary corporate action on the part of the Company and may be delivered by or on behalf of the Company.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP